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                                                                   Exhibit 23.2


                            INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Registration Statement of Olympic Cascade Financial Corporation on Form S-3 of our report dated November 14, 1997, appearing in the Annual Report on Form 10-K of Olympic Cascade Financial Corporation for the year ended September 25, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Seattle, Washington
March 9, 1999



















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